AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            MAVERICK TUBE CORPORATION
                      (as amended through January 1, 2005)


                              ARTICLE I -- OFFICES

         Section 1.  Registered Office.

The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2.  Other Offices.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.


                     ARTICLE II -- MEETINGS OF STOCKHOLDERS

         Section 1.  Place of Meetings.

All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         Section 2.  Annual Meeting of Stockholders.

An annual meeting of stockholders shall be held at such time and on such date in each year as the Board of Directors may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

         Section 3.  Quorum; Adjourned Meetings and Notice Thereof.

A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, without regard to class or series, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time (the "Certificate of Incorporation"), or by these Bylaws, as they may be amended from time to time (the "Bylaws"). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if higher, such percentage of the Corporation's voting power as may be required by the express provision of the statutes, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 4.  Voting.

Except as otherwise set forth in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article II, Section 9 hereof. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 5.  Proxies.

At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing, or by the transmission of a telegram, cablegram, or other means of electronic transmission authorized by such stockholder, and bearing a date not more than three years prior to said meeting, unless said instrument or transmission provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder's attorney in fact.

         Section 6.  Special Meetings.

Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 7.  Notice of Stockholders' Meetings.

Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation, or by these Bylaws, is entitled to notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock ledger of the Corporation.

If any notice addressed to a stockholder at the address of such stockholder appearing on the books of a Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all further notices shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice.

         Section 8.  Waiver of Notice.

Attendance of a person at a meeting shall constitute a waiver of notice to such person of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, or objects to the consideration of matters not included in the notice of the meeting.

         Section 9. Fixing of Record Date; Maintenance and Inspection of Stockholder List.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix record date which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal office of the Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine such list or to vote at any meetings of stockholders.

         Section 10.  Stockholder Action by Written Consent Without a Meeting.

Any action which may be taken by stockholders at an annual or special meeting of stockholders may be taken by written consent unless otherwise provided in the Certificate of Incorporation of the Corporation.

         Section 11.  Inspectors of Election.

Before any meeting of stockholders, the Board of Directors shall appoint one or more persons, other than nominees for office, to act as inspector(s) of election at the meeting or its adjournment. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

         The duties of an inspector shall be as follows:

                  (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;

                  (b)      Count all votes and ballots;

                  (c) Determine and retain for a reasonable period a record of the disposition of any challenges and questions in any way arising in connection with the right to vote;

                  (d) Certify the determination of the number of shares represented at the meeting and the count of all votes and ballots;

                  (e)      Determine when the polls shall open and close;

                  (f)      Determine the results; and

                  (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders and in accordance with law.

In determining the validity and counting of proxies and ballots, the inspector(s) shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 212(c)(2) of the General Corporation Law of the State of Delaware, ballots and the regular books and records of the Corporation, and other reliable information pursuant to Section 231 of the General Corporation Law of the State of Delaware.

         Section 12.  Procedure for Stockholders' Meetings.

Meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the event the Corporation has no Chairman of the Board, by the Chief Executive Officer, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in the Secretary's absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         Section 13.  Order of Business.

The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

         Section 14.  Procedures for Bringing Business Before an Annual Meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the stockholders except in accordance with the procedures hereinafter set forth in this Article II, Section 14; provided, however, that nothing in this Article II, Section 14 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;
(2) otherwise properly brought before the meeting by or at the direction of the Board; or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than ninety (90) days prior to the anniversary date of the date on which the Corporation first mailed its proxy materials for the preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the prior year's annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is first mailed or public disclosure of the date of the annual meeting is first made, whichever first occurs. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the stockholder's reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 14 and, if the chairman of the meeting should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 15.  Procedures for Nominating Directors.

Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this
Article II, Section 15 shall be eligible for election as directors of the Corporation.

Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders only: (1) by or at the direction of the Board of Directors; or (2) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than ninety (90) days prior to the anniversary date of the date on which the Corporation first mailed its proxy materials for the preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after the anniversary date of the prior year's annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting is first mailed or public disclosure of the date of the annual meeting is first made, whichever first occurs. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person's written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article II, Section 15, and if the chairman of the meeting should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


                            ARTICLE III -- DIRECTORS

         Section 1.  Number and Qualification of Directors.

The Board of Directors shall consist of a minimum of five (5) and a maximum of twelve (12) directors. The number of directors shall be fixed from time to time within the minimum and the maximum number established by the then-elected Board of Directors.

         Section 2.  Election and Term of Office.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each director shall hold office until the annual meeting next succeeding his or her election. If any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal.

         Section 3.  Resignation and Removal of Directors.

Any director may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, if any, the Chief Executive Officer, the President, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office for cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors, considered for purposes of this Article III, Section 3 as one class. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to any compensation as such director for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the stockholders, shall in their discretion provide for compensation.

         Section 4.  Vacancies.

Except as otherwise provided by statute or the Certificate of Incorporation, in the case of newly created directorships, such additional director or directors, unless such position is to be filled by a vote of the stockholders at an annual or special meeting, shall be elected by a majority vote of the directors. In the case of any vacancy in the Board of Directors, however created, the vacancy or vacancies shall be filled by majority vote of the directors remaining or, if only one such director remains, by such director. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by majority vote of directors then in office, including those resigning. Any director elected or chosen as provided herein shall serve for the unexpired term of office or until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

In the event of any decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of such director's current term, or his or her prior death, resignation or removal.

         Section 5.  Powers.

The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 6.  Place of Directors' Meetings.

The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside the State of Delaware.

         Section 7.  Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Except as otherwise provided by statute, any business may be transacted at any regular meeting of the Board of Directors.

         Section 8.  Special Meetings.

A special meeting of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President on at least 48 hours' notice to each director. A special meeting shall be called by the Chief Executive Officer, the President or the Secretary on at least 48 hours' notice to each director upon the written request of one-third or more in number of the directors; provided, however, that if the Board of Directors consists of only one director, a special meeting shall be called by the Chief Executive Officer, the President or the Secretary on at least 48 hours' notice to such director upon the written request of the sole director.

         Section 9.  Quorum.

At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

         Section 10.  Action Without Meeting.

Unless otherwise restricted by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee, as the case may be.

         Section 11.  Telephonic Meetings.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 12.  Meetings and Action of Committees.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. The Board of Directors shall, by resolution passed by a majority of the whole Board, designate one member of each committee as chairman of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority to authorize an amendment to the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Section 13.  Special Meetings of Committees.

Special meetings of committees may be called by the chairman of such committee, the Chairman of the Board, if any, the Chief Executive Officer or the President, on at least 48 hours' notice to each member and alternate member. Alternate members shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws. If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number. If the committee is comprised of an even number of members, a quorum shall consist of one-half of that number. If a committee is comprised of two members, a quorum shall consist of both members.

         Section 14.  Minutes of Committee Meetings.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

         Section 15.  Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

         Section 16.  Chairman of the Board.

The Board of Directors, by resolution, may designate from among its members a Chairman of the Board and a Vice Chairman of the Board. Unless the Board of Directors, by resolution, shall designate otherwise, the Chairman of the Board and the Vice Chairman of the Board positions shall not be officer positions and shall not have operating, executive or independent oversight authority or responsibility. All oversight authority and responsibility is vested in the Board of Directors and its designated committees, and executive and operating authority and responsibility is vested in the officers as prescribed from time to time by the Board of Directors or these Bylaws. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and at all meetings of the stockholders and will perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws. In the absence, death or inability or refusal to act of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the duties of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws. Notwithstanding any other provisions of these Bylaws, the Vice Chairman of the Board, acting in any capacity, shall not have the power to call any special meeting of the stockholders.


                             ARTICLE IV -- OFFICERS

         Section 1.  Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and a Secretary, each of whom shall be elected by the Board of Directors. Any number of such offices (including, but not limited to, that of Chief Executive Officer and that of President) may be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President or any similar designation. In addition, if the Board of Directors, as provided in Article III, Section 16 hereof, (i) designates a Chairman of the Board and/or a Vice Chairman of the Board, and (ii) designates such position and/or positions to be officer positions, the person(s) holding such position and/or positions shall be officers of the Corporation.

The Board of Directors may elect or appoint such other officers (including a Treasurer), assistant officers and agents as it may deem necessary. Such other officers, assistant officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. In connection with the appointment of any officer of the Corporation, the Board of Directors may determine that such officer, in addition to the title of the office to which such officer is appointed, shall have an additional title as the Board of Directors may designate, such as Chief Operating Officer or Chief Legal Officer, and the Board of Directors may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these Bylaws for such office.

In addition, the Chief Executive Officer and/or the President may from time to time appoint such contracting and attesting officers of the Corporation as the Chief Executive Officer and/or the President may deem proper, who shall have such authority, subject to the control of the Board of Directors, as the Chief Executive Officer and/or the President may from time to time prescribe. The Corporation may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of Article IV, Section 3 of these Bylaws.

         Section 2.  Election of Officers.

The officers of the Corporation, except such officers as may be appointed by the Chief Executive Officer and/or the President in accordance with the provisions of Article IV, Section 3 or Article IV, Section 5 of these Bylaws, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of any officer under any contract of employment.

         Section 3.  Subordinate Officers.

The Board of Directors may appoint, and may empower the Chief Executive Officer and/or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

         Section 4.  Removal and Resignation of Officers.

Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, provided that such removal shall not prejudice the remedy of such officer for breach of any contract of employment.

Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless the directors shall in their discretion provide for compensation.

         Section 5.  Vacancies in Office.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         Section 6.  Chief Executive Officer.

The Chief Executive Officer shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall be responsible to the Board of Directors for the Corporation's strategic development and operational results and for the conduct of the Corporation's business and affairs in accordance with policies approved by the Board of Directors. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a Corporation. In the absence, death or inability or refusal to act of the Chairman of the Board of Directors and the Vice Chairman of the Board, the Chief Executive Officer (i) shall preside at all meetings of stockholders and (ii) if a member of the Board of Directors, shall preside at all meetings of the Board of Directors and otherwise perform all of the duties of the Chairman of the Board. The Chief Executive Officer shall perform such other duties as the Board of Directors may prescribe.

         Section 7.  President.

The President shall be subject to the control of the Board of Directors. The President shall have equal authority with the Chief Executive Officer to sign and execute deeds, bonds, mortgages, contracts and other instruments of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have the general authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under the President's authority or under authority of an officer subordinate to the President. The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer. In the absence, death or inability or refusal to act of the Chief Executive Officer, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer. The President shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         Section 8.  Vice Presidents.

In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Chief Executive Officer, or in the Chief Executive Officer's absence, designated by the President, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws or the President.

         Section 9.  Secretary.

The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

         Section 10.  Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all times to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and/or the President, and to the directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by this Board of Directors or these Bylaws.


                       ARTICLE V -- CERTIFICATES FOR STOCK

         Section 1.  Certificates.

Every holder of stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, if one be appointed, of the
Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

         Section 2.  Signatures on Certificates.

Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 3.  Statement of Stock Rights, Preferences, Privileges.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 4.  Lost, Stolen or Destroyed Certificates.

The Board of Directors and the Secretary each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his or her legal representative. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to furnish the Corporation a bond in such form and substance and with such surety as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 5.  Transfers of Stock.

Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.  Registered Stockholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.


                        ARTICLE VI -- GENERAL PROVISIONS

         Section 1.  Dividends.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2.  Payment of Dividends; Director' Duties.

Before declaration of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may thereafter abolish any such reserve in its absolute discretion.

         Section 3.  Checks.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers as the Board of Directors or the President or any Vice President, acting jointly, may from time to time designate.

         Section 4.  Corporate Contracts and Instruments.

The Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments on behalf of the Corporation. The Board of Directors, the Chief Executive Officer, the President or any Vice President may authorize any officer or officers, and any employee or employees or agent or agents of the Corporation or any of its subsidiaries, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 5.  Fiscal Year.

The fiscal year of the Corporation shall be January 1 through December 31 in each year, unless otherwise fixed by resolution of the Board of Directors.

         Section 6.  Manner of Giving Notices.

Whenever, under the provision of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director, at his address as it appears on the records of the Corporation (unless prior to the mailing of such notice such director shall have filed with the Secretary a written request that notices intended for such director be mailed to some other address, in which case such notice shall be mailed to the address designated in the request) with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that, in the case of notice of a special meeting of the Board of Directors, if such meeting is to be held with in seven calendar days after the date of such notice, notice shall be deemed given as of the date such notice shall be accepted for delivery by a courier service that provide "opening of business next day" delivery, so long as at least one attempt shall have been made, on or before the date such notice is accepted for delivery by such courier service, to provide notice by telephone to each director at his principal place of business and at his principal residence. Notice to directors may also be given by telegram, by personal delivery, by telephone or other means of electronic transmission.

         Section 7.  Waiver of Notice.

Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, or by telegraph, cable or other written form of electronic communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A waiver shall be deemed signed if the name of the person entitled to such notice is placed on the waiver (whether by manual signature, telegraphic transmission, electronic transmission or otherwise).

         Section 8.  Annual Statement.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


                            ARTICLE VII -- AMENDMENTS

         Section 1.  Amendment by Directors.

Except as otherwise expressly provided in a bylaw adopted by the stockholders as hereinafter provided, the directors, by affirmative vote of a majority of the whole Board of Directors and without the assent or vote of the stockholder, may at any meeting, make repeal, alter, amend or rescind any of these Bylaws, provided the substance of the proposed amendment or other action shall have been stated in a notice of the meeting.

         Section 2.  Amendment by Stockholders.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, these Bylaws may be altered, amended or rescinded, and new Bylaws may be adopted, by the stockholders at any annual meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws are contained in the notice of such special meeting.